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                                                                   Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 21, 2000, except as to Note 14 which is as of March 6, 2000, relating to the consolidated financial statements as of and for the year ended December 31, 1999 and the related financial statement schedule for the year ended December 31, 1999, which appears in S1 Corporation's Annual Report on Form 10-K for the year ended December 31, 1999.

/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
Atlanta, Georgia
August 7, 2000